Exhibit 8.1
MAYER, BROWN, ROWE & MAW LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Telephone (312) 782-0600 Main Fax (312) 701-7711
August 19, 2005
Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York 10004

Re:	Goldman Sachs Asset Backed Securities Corp. Registration Statement on Form S-3
Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3 (Registration No. 333-101904) of Goldman Sachs Asset Backed Securities Corp. (the “Depositor”), together with the exhibits thereto (as amended, the “Registration Statement”), and the related Prospectus, dated August 9, 2005 (the “Base Prospectus”), and Prospectus Supplement, dated August 12, 2005 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), filed by the Depositor with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $306,000,000 Class A-1 3.8484% Auto Loan Asset Backed Notes, $372,061,000 Class A-2 4.32% Auto Loan Asset Backed Notes, $396,354,000 Class A-3 4.45% Auto Loan Asset Backed Notes, $110,594,000 Class A-4 4.56% Auto Loan Asset Backed Notes (the “Class A Notes”), $42,793,000 Class B 4.62% Asset Backed Notes (the “Class B Notes”) and $42,792,000 Class C 4.98% Asset Backed Notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”) by GS Auto Loan Trust 2005-1 (the “Trust”), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Notes (the “Offering”) as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.
Our opinion is based on our examination of the Prospectus, the Indenture, dated as of August 19, 2005 (the “Indenture”), by and between the Trust and JPMorgan Chase Bank National Association, as indenture trustee (the “Indenture Trustee”), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the
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Mayer, Brown, Rowe & Maw LLP
August 19, 2005

servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. This opinion is subject to the explanations and qualifications set forth under the caption “Certain Material Federal Income Tax Consequences” in the Base Prospectus and “Material Federal Income Tax Consequences” in the Prospectus Supplement. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.
While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions “Summary of Terms of the Notes – Tax Status” and “Material Federal Income Tax Consequences” in the Prospectus Supplement and “Certain Material Federal Income Tax Consequences” in the Base Prospectus as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the captions “Summary of Terms of the Notes – Tax Status” and “Material Federal Income Tax Consequences” in the Prospectus Supplement and “Certain Material Federal Income Tax Consequences” in the Base Prospectus, and we hereby consent to the use of our name therein and to the filing of this opinion as part of the Depositor’s Current Report on Form 8-K, dated on or about August 19, 2005, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP
WAL/JBO/PK/JPS